Exhibit 5.1

November 29, 2012

Bolt Technology Corporation

Four Duke Place

Norwalk, Connecticut 06854

Re:	Bolt Technology Corporation

Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the filing by Bolt Technology Corporation, a Connecticut corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”), we have been requested, as counsel to the Company, to render this opinion to the Company with respect to the offering of up to 750,000 shares of common stock, without par value (the “Shares”), of the Company pursuant to the Bolt Technology Corporation 2012 Stock Incentive Plan (the “Plan”) as described in the Registration Statement. For purposes of the opinion expressed below, we have examined the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Bylaws, each as in effect on the date hereof, the Plan and such corporate records, certificates and other documents (all of the foregoing, the “Documents”) and such questions of law as we have deemed relevant for the purposes of this opinion. In our examination of the Documents, we have assumed that (a) the statements of fact made therein are accurate and complete; (b) the signatures on documents and instruments submitted to us as originals are authentic; and (c) the documents submitted to us as copies conform with the originals.

Upon the basis of such examination, we are of the opinion that the Shares, when issued pursuant to the provisions of the Plan and upon receipt by the Company of payment therefor as provided in the Plan, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the Connecticut Business Corporation Act. This opinion is rendered to you and is solely for your benefit in connection with the above transactions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The giving of this consent, however, does not constitute an admission that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Levett Rockwood P.C.